UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2003

WFS Financial Inc

(Exact Name of Registrant as Specified in Charter)

California	33-93068	33-0291646

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Pasteur, Irvine, California 92618-3804

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 727-1002

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 7. Financial Statements and Exhibits.

(a)	Exhibits.

The following exhibit is furnished herewith:

Exhibit 99.1 – WFS Financial Inc Press Release dated April 23, 2003

Item 9. Regulation FD Disclosure.

The results of operations press release information (the “release information”) in this report is being furnished under Item 12 – Results of Operations and Financial Condition of Form 8-K. The release information is being furnished under Item 9 of this Form 8-K pursuant to the interim guidance published by the Securities and Exchange Commission (“SEC”) in its Release No. 34-47583, dated March 27, 2003. The release information in this report, including the exhibit attached to this Form 8-K, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”).

On April 23, 2003, WFS Financial Inc issued a press release announcing its results of operations for the quarter ended March 31, 2003. A copy of that press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

The following disclosure information is being furnished under Item 9- Regulation FD Disclosure of Form 8-K pursuant to Rule 101(e)(1) of Regulation FD:

On April 24, 2003, WFS Financial Inc held a conference call with its parent company Westcorp. In this conference call, earnings guidance for the second quarter of 2003 and for all of 2003 was provided, as follows:

“We expect automobile originations to be between $1.5 and $1.6 billion for the second quarter with total originations for the year to be in the $6.0 billion range. We expect credit losses to drop under 2.5% for the second quarter. For the year, we expect credit losses to be in the 2.6% to 2.7% range.”

“At Westcorp, we plan to achieve net income of $30 million or $0.75 per share for the second quarter and $123 million or $3.12 per share for all of 2003. At WFS, we expect net income to be $32 million or $0.77 per share for the second quarter and $143 million or $3.50 for all of 2003.”

This Regulation FD information is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Act.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC,

April 23, 2003	By:	/s/ LEE A. WHATCOTT

Lee A. Whatcott
Senior Executive Vice President,
Chief Financial Officer and
Chief Operations Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	WFS Financial Inc Press Release dated April 23, 2003